TRANSFER AGENCY AND SERVICE AGREEMENT

Schedule A

LIST OF TRUSTS AND PORTFOLIOS

Trusts:

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Trusts and Funds

Trusts:

Capital Group Core Equity ETF

Capital Group Growth ETF

Capital Group International Focus Equity ETF

Capital Group Dividend Value ETF

Capital Group Global Growth Equity ETF

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF

Capital Group Short Duration Income ETF

Capital Group U.S. Multi-Sector Income ETF

Capital Group Municipal Income ETF